FIRST AMENDMENT TO THE
                         PRINCIPAL INVESTORS FUND, INC.
                             SUB-ADVISORY AGREEMENT

Agreement executed as of the 12th day of December, 2000, to amend the Sub-Advisory Agreement executed as of September 15, 2000 (and including any subsequent amendments thereafter) by and between Principal Management Corporation (hereinafter called the "Manager") and Invista Capital Management, LLC (hereinafter called "Invista").

WHEREAS, in the Sub-Advisory Agreement, Manager retained Invista to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services which the Manager has agreed to provide to the Principal Investors Fund, Inc. (hereinafter called the "Fund"); and

WHEREAS, the Manager and Invista now wish to amend the Sub-Advisory Agreement;

NOW, THEREFORE, in consideration of the terms and conditions set forth hereinafter, the parties agree that effective January 1, 2001 Schedule A will read as follows:

                                   SCHEDULE A

            Balanced (Equity Securities Only).......................0.0700%
            International I.........................................0.1100%
            International Emerging Markets..........................0.6300%
            International SmallCap..................................0.6100%
            LargeCap Blend..........................................0.0700%
            LargeCap Growth.........................................0.0700%
            LargeCap S&P 500 Index..................................0.0275%
            LargeCap Value..........................................0.0700%
            LifeTime 2010 Fund......................................0.0425%
            LifeTime 2020 Fund......................................0.0425%
            LifeTime 2030 Fund......................................0.0425%
            LifeTime 2040 Fund......................................0.0425%
            LifeTime 2050 Fund......................................0.0425%
            LifeTime Strategic Income Fund..........................0.0425%
            MidCap Blend............................................0.0950%
            MidCap Growth...........................................0.0950%
            MidCap S&P 400 Index....................................0.0275%
            MidCap Value............................................0.0950%
            SmallCap Blend..........................................0.2370%
            SmallCap Growth.........................................0.2370%
            SmallCap S&P 600 Index..................................0.0275%
            SmallCap Value..........................................0.2370%

Principal Management Corporation                 Invista Capital Management, LLC

       /s/ Ralph C. Eucher                              /s/ Richard W. Hibbs
by:____________________________                  by:____________________________
      Ralph C. Eucher                                     Richard W. Hibbs